UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2004

The First Marblehead Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0001-31825	04-3295311
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 7, 2004, The First Marblehead Corporation (the “Company”) entered into a First Amendment (the “Amendment”) to the Indenture of Lease (the “Lease”) dated September 5, 2003 between the Company and BP Prucenter Acquisition LLC (the “Landlord”).   Pursuant to the Amendment, the Company will lease an additional 25,676 square feet of office space (the “Amendment Premises”) in The Prudential Tower, 800 Boylston Street, Boston, Massachusetts, which is the current location of the Company’s principal executive offices.

The term of the Amendment will begin (the “Commencement Date”) following improvements by the Landlord to the Amendment Premises, which the Company expects to be completed in early 2005.  The term of the Amendment will expire on March 31, 2014.  The Company has the option, exercisable twice, to extend the term of the Amendment for an additional five years, subject to adjustment of the annual fixed rent for the Amendment Premises.  The Landlord has the right to terminate the Amendment early in the event of a default by the Company.

Provided there are no uncured events of default during the term of the Amendment, no fixed annual rent will be payable by the Company for the Amendment Premises until six months following the Commencement Date.  The annual fixed rent from that date through the date 55 months after the Commencement Date will be approximately $1.0 million.  From the date 55 months after the Commencement Date through March 31, 2014, the annual fixed rent will be approximately $1.1 million.  In addition to the fixed annual rent, the Company will be responsible for its share of certain costs and charges specified in the Lease, including certain operating expenses and real estate taxes.

The Amendment provides the Company with a right of first offer with respect to office space at the same location currently leased to another tenant, as well as an expansion option for additional space at the same location expected to become available in 2010.

The foregoing summary of the lease agreement is subject to, and qualified in its entirety by, (i) the Amendment attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference and (ii) the Lease, filed as Exhibit 10.38 to the Company’s registration statement on Form S-1 (File No. 333-108531) and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: October 8, 2004	By:	/s/ Donald R. Peck
Donald R. Peck

Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated October 7, 2004, to Indenture of Lease between the Company and BP Prucenter Acquisition LLC, dated September 5, 2003